UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2015

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Network Drive
Burlington, MA 01803
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On Monday, April 6, 2015, Dyax Corp. (“Dyax”) filed with the Securities and Exchange Commission a preliminary prospectus supplement relating to the sale of Dyax’s common stock in a proposed underwritten public offering. In connection with the offering, Dyax disclosed that KALBITOR® gross sales for the quarter ended March 31, 2015 were approximately $17.6 million; subject to final adjustments for gross to net sales data, net sales are estimated to be in a range of $15.6 to $16.0 million. In addition, cash, cash equivalents and short-term investments totaled approximately $181.9 million at March 31, 2015.

The preliminary financial results presented above are forward-looking in nature within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this report are subject to the completion of our financial closing procedures. Those procedures have not been completed.  Accordingly, these results may change and those changes may be material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated: April 6, 2015

By:  /s/ George Migausky

George Migausky

Chief Financial Officer